Exhibit 10.1

FIRST AMENDMENT TO THE
HERSHEY COMPANY DEFERRED COMPENSATION PLAN

WHEREAS, The Hershey Company (the “Company”) currently maintains The Hershey Company Deferred Compensation Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the "Board") has delegated to the Employee Benefits Committee of the Company (the "Committee") the power and authority to amend the Plan (1) to make non-substantive technical corrections, or (2) in any other manner, to the extent the amendment(s) do not materially affect the Company's liability and expense for the year;

WHEREAS, the Committee now considers it desirable to amend the Plan to make certain non-substantive technical corrections and other minor changes to effectuate the desired administration of the Plan;

WHEREAS, the Committee has determined that the desired amendment is within the Committee's amendment authority; and

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, BE IT RESOLVED that, by virtue and in exercise of the power reserved to the Compensation and Executive Organization Committee of the Board by Section 8.1 of the Plan, and pursuant to the authority delegated to the Committee by the Board, the Plan is hereby amended, effective January 1, 2007, as follows:

1.	Section 1.24 of the Plan is amended to read as follows:

"Participant" means an employee of the Company who meets the eligibility criteria for participation in this Plan established by the Plan Administrator from time to time.

2.	Section 5.1.b. of the Plan is amended to read as follows:

Distributions shall be made or commence (in the case of installment payments) within ninety (90) days following the occurrence of a distributable event set forth under Section 5.2.a. or 5.2.b.  In the event a Participant has elected to receive annual installment payments, payments after the initial installment shall be made as soon as administratively practicable during the first calendar quarter of each calendar year after the year in which the prior installment payment was made.

3.	Section 5.2.a. is amended to read as follows:

As of a specified date or time.

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed this 20th day of March, 2007.

EMPLOYEE BENEFITS COMMITTEE OF THE HERSHEY COMPANY
By: /s/ Marcella K. Arline Marcella K. Arline Senior Vice President, Chief People Officer Chair, Employee Benefits Committee